UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
Netezza Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-3527320

(State of incorporation or organization)	(I.R.S. Employer Identification no.)
200 Crossing Boulevard, Framingham, MA 01702

(Address of principal executive offices)           (Zip Code)

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange	securities pursuant to Section 12(g) of the Exchange Act
Act and is effective pursuant to General	and is effective pursuant to General Instruction A.(d),
Instruction A.(c),	please check the following box. ☐
please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-141522
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1:   Description of Registrant’s Securities to be Registered.
The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-141522) is incorporated herein by reference.
Item 2:   Exhibits.
The following exhibits are filed herewith (or incorporated by reference as indicated below):
1.	Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1.
2.	Form of Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1.
3.	Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1.
4.	Specimen Stock Certificate evidencing the shares of common stock, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Netezza Corporation
By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Chief Financial Officer

Dated: May 4, 2007